Form C

Cover Page

Name of issuer:

Brewtex LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 9/28/2016

Physical address of issuer:

1431 County Road 264
Bertram TX 78605

Website of issuer:

http://www.LazyTreeRanch.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

10/26/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$282,939.00	$0.00
Cash & Cash Equivalents:	$2,939.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$2,855.00	$0.00
Long-term Debt:	$206,133.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($91,049.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Brewtex LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Carl Braun	Entrepreneur/ Publisher	BrewTex LLC	2016
Michael A De Santis Sr.	Master Electrician	Infinity Electric	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Carl Braun	Managing Partner	2016
Michael A De Santis Sr.	Co-Founder	2016
Michael A De Santis Sr.	Manager of operations and buildout	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Michael De Santis Sr	300 Class A Units	30.0
Carl Braun	300 Class A Units	30.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We still need to construct the brewpub and stage on the property. Government inspections like Texas Commission on Environmental Quality and LCRA Lower Colorado River Authority could delay our opening of the brewpub but not delay our licensing to sell beer and food.
>
> There are inherent risks because alcohol will be served on the property. We are going to great lengths to ensure no one underage or intoxicated is served. We are hiring off duty police officers and constables to patrol the property when open and during events. As food will also be sold on the property we will be liable for quality an condition of that food. We have hired a local restaurant to cater our events, which will mitigate some of the risk.

We are located in an unrestricted area of Williamson County, which means that while we do not have zoning to concern ourselves with we do have water quality testing of our well on the property. It is possible the well could run dry or not pass the tests in which case we would have to truck water in by tanker or drill a deeper well.

Part of our property is in Burnet County 1/2 acre, while the other 10 acres is in Williamson County. Both counties could choose to exercise some control though Burnet County does not require large gathering permits. Still, its government and there is money involved. We may need to retain counsel to mitigate any issues though we are not expecting to need that.

Although most of our officers are full time, please note that Michael A De Santis Sr. is not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The property is located in a section of Texas where tornados are not common but have had one in the last 30 years. There exists a remote possibility of a tornadic event which could alter our plans or due damage to the property. Engineering could turn up an unforeseen complexity relative to the property, water supply, perk tests etc.

There is a great deal of trees and brush on the property. We are clearing that out but there is an off chance of a prairie fire as we get into the summer months. The Fire Inspector could limit our occupancy which could affect revenues. They have however given no indication of such an action. We have to obtain a large gathering permit for each event over 500 people. The county could decline our permit but to date has not done so to any other event center in the area.

The Texas Alcoholic Beverage Commission has issued a Beer and Wine Retailers Permit and Brewpub license to Mike De Santis and Hops and Grapes. While unlikely it is possible that the Federal TTB could delay or decline to issue the beer manufacturing license.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Permitting, licensing, site prep, purchase of a pilot system,

---

If we raise: **$100,000**

Use of Proceeds: Purchase of a pilot brewing system, initial supplies, construction of the initial satellite Bar, cooler and pre construction of Hops and Grapes BrewPub. Hiring of General Manager of bar and brewpub operations. Purchase picnic tables, purchase and install sound system, wedding gazebo and pre-construction of stage. Purchase groundskeeping equipment. .

If we raise: **$250,000**

Use of Proceeds: Construction of the brewpub and purchase of the equipment for it. Parking lot and grounds construction. Install water treatment system and sewerage system.

If we raise: **$500,000**

Use of Proceeds: Finish construction of the brewpub building, Purchase and install fermentation tanks, water tanks, bright tanks and other brewing supplies. Complete the stage. sound system, construction of bark park, play area, disc golf course and finalizing the grounds. Purchase signage from TXDOT for road signs. Conduct extensive marketing campaign. Operating expenses for the first three months.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her

investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. Each note will accrue interest at a rate of 18% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor **annually**, starting **one year after the closing date of the offering**. Each note will have the maturity date **[specified in the note]**. The company will pay the outstanding principal amount of each note and all unpaid accrued interest on the maturity date. The company may prepay principal and interest at any time.

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Class A Units	1000	1000	Yes	No
Common Stock			No	No
Other				
			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

None

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The security offered do not grant investors voting rights, pro-rata rights, or any other standard unit rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

First Texas Bank 30 year conventional mortgage for $210,000 at 5.5%, with monthly payment of $1777, maturity date is October 15 2046.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2016	4(a)(2)	Priced Round	$125,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
BrewTex LLC dba Lazy Tree Ranch, is a Texas Hill Country destination location for concerts and events and is the home of the soon to be built Hops And Grapes BrewPub. Located in the 8th largest craft beer market in the US (Austin Demo), Lazy Tree Ranch is a 10.6 acre facility complete with pavilion, 100,000 sq foot grassy area for concerts and events and will have a bark park, play area and disc golf course. The area is covered in 100 year old oak trees and is just 1.4 miles from Texas Hwy 29 (2 entrances) and directly on the Austin Steam Train Association line, a popular weekend getaway.

There are several major revenue streams:
1. Concerts and Events
2. Rent of the Hops and Grapes Building and equipment leases
3. Facility rentals
4. Food sales (BBQ)

1. Concerts and Events-

Concerts: There are several models for success for destination locations with a brewpub on site. One only need to look at Jester King in Dripping Springs for validation. Jester King is wildly successful and approximately the same distance from downtown Austin as is Lazy Tree Ranch. LTR is very close to a highway. JesterKing is 4 miles deep in the woods. They see upwards of 3,000 visitors per weekend and that is without concerts. Our concert and events center will be host to five Country Concerts In The Hills per season and we can easily hold 2,000 people plus parking. Johnnie's Outback in Salado (50 miles away) has 4 acres, little parking and routinely has 2,000 attendees for standing room only to it's country concerts every Saturday night. We are interviewing several concert production companies and plan on offering top shelf country music entertainment with both local and national acts planned.

Events: In the greater Liberty Hill area there is a dramatic need for an events center for weddings, reunions, outings and corporate events. Liberty Hill is the fastest growing city in Texas Hill Country and it is next door to Georgetown, which is the fastest growing city in the entire United States over 50,000 in population (Georgetown is technically just outside of Hill Country). There are more than 10,000 homes platted or under construction in our area. In a 30 miles radius from Lazy Tree Ranch there are only two large outdoor banquet/events facilities: Reunion Ranch (14 miles away) and Angel Springs (25 miles away). Both are booked solid. With our pavilion and several acres of wooded park-like setting along with proposed wedding gazebo, we are ideally suited for this business, Susan Braun, wife of co founder Carl Braun, has more than 30 years experience managing large scale weddings and events.

2. Building and Equipment Leases-
For legal reasons, Hops and Grapes is a separate entity and not directly owned by BrewTex or Lazy Tree Ranch. It will however lease all of it's equipment, buildings and facilities from BrewTex as well as purchase all of it's supplies from BrewTex. Lazy Tree Ranch will maintain the facilities and Hops and Grapes will pay facility maintenance charges as well. Hops and Grapes Brewpub will be managed by brewmaster Dan Sartin, formerly with Gordon Biersch in Dallas and classically trained in Munich Germany. Hops and Grapes will offer Texas beers and wines as well as it's own brews. Building and equipment leases are expected to generate $262,000 in the first year of operations.

3. Food Sales-
Neither Lazy Tree Ranch nor Hops and Grapes will be cooking food on the premises. An agreement is in the works for a well established, award winning BBQ restaurant in the area to cater the food at our events and for weekend tap room visitors. BrewTex is receiving 50% of the net revenue from the sale of food. Obviously large events and concerts will generate tremendous food sales. We project gross food sales at $484,000 (50% at $242,000) to Brewtex/Lazy Tree ranch for the period. This partner has 15 years of experience catering large events and managing it's restaurant. We interviewed several restaurants before coming to this decision. The award winning menu will be a tremendous asset to Lazy Tree Ranch.

4. Merchandise Sales-
With concerts, events and a Brewpub there is a myriad of opportunities to sell merchandise with the Lazy Tree Ranch brand. T Shirts, hats, mugs, glassware, growlers, blankets, camp chairs and other retail products will be offered in the Lazy Tree Ranch store. Profits from these items often exceeds 300% as you have a captive audience. Projected revenues for merchandise in year 1 is $79,000.

Milestones:

BrewTex LLC was conceived in early 2016 by co-founders Carl Braun and Mike De Santis after several months volunteering at a production brewery. Our goal was to one day buy that facility. After forming Brewtex LLC with 10 local investors we proposed an offer, which was ultimately rejected.

In analyzing and visiting successful business models we came to the realization that while there are very successful production breweries in Hill Country like Twisted X, Thirsty Planet, Real Brewing, etc, the real "fast growth" business opportunity was to create a destination location that had a brew pub located ON it. There is plenty of competition in the production brewery world here and profits are thin, but destination locations, that is facilities with a myriad of options for family enjoyment and entertainment, are rare.

We saw that here in central Texas, families and couples liked to go "out to the country" to visit the nearly 100 breweries, wineries and distilleries in our area. Texan's fiercely support their local breweries but there really needs to be something else for them to do and there definitely needs to be food. In what we will call our internship at the local brewery we saw a 300% increase in attendance on saturdays once food was introduced. Music and events increased visitors dramatically. At Jester King you have a large property in Hill Country with local beers and pizza. Bangers has home made sausage and other food plus a bark park so families can bring the pup with them for a Saturday outing. Having free things for the family to do like Disc golf and a play area while they enjoy your beer, wine and food turns a simple brewpub concept into something quiet a bit more.

Additionally, having a large enough facility with easy highway access to handle large events was critical.

Being physically located on the Austin Steam Train Association rail line (the tracks cross our front gate) is an added benefit. Every weekend an old steam train with retro passenger cars travels from Cedar Park (25 miles away near Austin)) to Bertram (less than 3 miles away) with Hill Country visitors. We are planning to negotiate a partnership with the Steam Train Association and try to secure a stop at the ranch. At a minimum we can send a van 2.7 miles to the train station to pick up Lazy Tree visitors for the day.

The goal of a destination location came to fruition in October 2016 when BrewTex purchased a 10.6 acre ranch in Liberty Hill for $280,000 complete with a 3,000 sq foot home, outbuildings and a pavilion. We took out a mortgage on the property for $210,000 and put $70,000 of the $125,000 raised down on the property. We are currently engaged in renovating the facilities and beginning new construction on the building, which will become the Hops and Grapes Brewpub. Hops and Grapes is in the licensing process. A Master Brewer with excellent classic brewing credentials and experience has been hired by Hops and Grapes and starts in February 2017 to supervise the purchase of equipment and the development of recipes.

Our goal would be to have at least a temporary facility in operation by April of 2017 and begin concerts in May. Hops and Grapes is obtaining a beer and wine retailers permit so they can offer all types of craft beer and wines even before the BrewPub is finished. The architect has completed the construction blueprints and the various permitting activities are underway. Fortunately, we are in the county and not within any city limits. In Texas, counties are prohibited by law from creating and enforcing county zoning. You instead comply with State or city codes if there are any. In our case, there are few requirements and no deed restrictions. We must of course comply with state environmental laws and local Fire, Health and Safety codes. Having Mike De Santis, a master electrician and electrical contractor as a Manager is a huge advantage as he understands the permitting, contracting and engineering processes.

Future Growth:
As the facility grows in reputation through strategic marketing and word of mouth, we anticipate a greater need for a larger brewery facility and expect Hops and Grapes will require more room and perhaps a production brewery building. Fortunately we have plenty of space for an added production brewery. Our initial plans for sewer and water include the potential expansion from a capacity standpoint. The growth trend in the craft beer market in Central Texas is strong. There are three breweries in Williamson County at this time. The oldest launched in 2013. There are 39 breweries in operation in Texas today, 27 of them have launched in the last 5 years.

Being located in such a growth market is critical to fast success. Not only is our immediate area the fastest growing in the United States but the entire Hill Country region is experiencing explosive growth. The relatively low cost of living, no state income tax, low tax burden on business and a vibrant and healthy real estate market are just a few of the reasons why for the last 30 years Texas has experienced 300 new people moving here every day. Liberty Hill, Georgetown, Dripping Springs and other areas once considered outside the metro area are now bedroom communities for Austin. The high tech market here in Central Texas is among the nations largest and fastest growing. These millennials and boomers are huge fans of high quality craft beer, country music and BBQ.

Historical Operating Results
As a pre-revenue company and newly formed in July 2016, we have limited historical operating results. Last year, we had $56,004 in facility acquisition costs, 28,697 in general and administrative costs, and 4,571 in repairs and maintenance. Our net income from operations is -$89,272 .

Liquidity.
We have $10,119.00 in our account and a line of credit that we have not tapped into and don't plan on.

Assets:
Our Property, Plant, and Equipment is $280,000.

Liabilities:
First Texas Bank 30 year conventional mortgage for $210,000 at 5.5%, with monthly payment of $1777, maturity date is October 15 2046.

Capital Resources:
Up to this point we have financed our activities through co-founder investments. We are seeking crowdfunding to take us to the next level and along with lines of credit turn this property and concept into a viable business.

The property and residence was purchased for $280,000 however similar properties in the area are valued at $400,000 to $600,000.

Cash on hand, monthly burn rate and short/mid term expenses.
Our current Cash on hand is $9,000 as of end of March, 2017. Monthly burn rate will be around $2,500. We also have short/mid term expenses in building construction and equipment around $300k, and stage and grounds construction around $75k, and 50k in marketing, and $50k in operating expenses. The Cofounders Mike and Carl each have $50K in reserve to handle any contingencies.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.LazyTreeRanch.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Promissory Note

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Carl Braun

Michael A De Santis Sr.



INVEST IN LAZY TREE RANCH

Concert and events center featuring a craft brewpub and restaurant

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Loan

18% interest | **48** months

Secured by Lazy Tree Ranch The promissory note pays 18% per year over 48 months. Secured by Lazy Tree Ranch. The yield to maturity is 18%.

INVESTOR PERKS

$250+	Lazy Tree Ranch Beer Glass
$500+	Lazy Tree Ranch Beer Glass and T Shirt
$1,000+	2 VIP Tickets to all shows through the life of the note. Lazy Tree T Shirt and Beer Glass. Private events.
$5,000+	6 VIP tickets to all shows including food and back stage passes for the life of the note. Lazy Tree Beer Glass and T Shirt. Private investor events.

> *"Lazy Tree Ranch, home of Hops and Grapes Brewpub, is the first destination location of it's kind for forty miles in any direction and one of only two destination brewpubs of this size in the greater Austin Area. We are building a dog park, play area, disc golf course, soccer field, pitch and putt and beach volleyball court. We want to be the go to place for weekend family gatherings, reunions, and even weddings. A place where the family can get excellent beer and wine and terrific BBQ.*



Carl Braun
CO FOUNDER, LAZY TREE RANCH

OUR AMBITION

Austin is now the eighth largest craft beer city in the United States and the trend only continues to grow in Central Texas. At Lazy Tree Ranch, we plan to ride that wave and combine it with authentic Texas BBQ, wine, and natural, scenic hills. We just bought our 10.6 acre facility last October and have already started construction. Using our decades of business and construction management experience, our vision is to build a new hot destination for locals and visitors alike.

KEY FACTS

- Raised over $125,000 already through friends and family for Lazy Tree Ranch. Funds were used to purchase the property and begin development of the site for the brewpub and concert/events center.
- Co-Founder Carl Braun took his last company from zero to $10 million in annual sales from a single $125K angel investment. That investor subsequently earned a 1700% return when the company sold and reinvested in another Braun company.
- Co-founders Braun and Mike De Santis have many years experience in facility management, construction and large events.
- Purchased the 10.6 acre facility in October. Renovation of property includes removal of old pole barns and construction of a new events center and brewpub on the property.

DOCUMENTS

lazy_tree_final_final.mp4
Breweries_and_Brewpubs_in_Austin_Area.docx

lazytreeranch.com

FOOD BREWERY ENTERTAINMENT ALCOHOL EVENTS

THE BUZZ ABOUT LAZY TREE RANCH

The popularity of brewpubs in the Austin, TX area has skyrocketed recently. A destination with good booze, good food, and good music mixed with a great view is highly sought after in the Austin area. The Lazy Tree Ranch attracted me as an investor because it has the potential to provide all of these things to its potential customers.

Beau Barksdale
Investor

"We invested in Lazy Tree Ranch to get in on the ground floor of what promises to be a very exciting venture. It's a beautiful piece of property in a great location, ideal for our plans which include a craft brewery and brewpub, music venue, and event center. There is nothing like it in this neck of the woods, and we think it will be the perfect blend of Texas rustic and Texas chic."

Mike & Robin Fagan
Investors

WE ARE AN ALL-IN-ONE FAMILY & FRIENDS DESTINATION

Hill Country charm, hundred year old oak trees, a BBQ pavilion, and some of the finest beers, food and wine available.

We're building a weekend destination for locals and exploring daytrippers. You can expect to see disc golf courses, soccer fields, dog parks for daytime entertainment, then grab a drink and grub at our restaurant and brewpub come nightfall.





MEET HOPS & GRAPES BREWPUB

Hops & Grapes will be our resident brewpub, riding the wave of Texas craft beer.

Hops and Grapes will be an independent brewpub and beer and wine retailer. It is leasing the property and equipment and purchasing supplies from Lazy Tree Ranch (Brewtex LLC). The Hops and Grapes Master Brewer was a classically trained brewer in Munich Germany, and we believe having unique, tasty beers for visitors to sample is a natural draw for customers.





THE AUSTIN CRAFT BEER MARKET HAS TAKEN OFF

Austin has gone from 12 to 56 breweries and brewpubs in just 6 years

Texas is the 8th largest craft beer market in the US and considered one of top markets for craft beer loyalty, that is, residents actively support dozens of private breweries, distilleries and wineries.



Austin Area Brewery/Brewpub Growth
50
45
40
35
30
25
20
15
10
5
0
Pre 2004
2004 -2001
2011-2017

MAKE A LAZY DAY A PERFECT DAY

Lazy Tree Ranch was conceived out of the notion that if you combine great craft beer, excellent BBQ, country music and wine with the natural beauty of Texas Hill Country, you'll have a winner.

Central Texas has enjoyed a growth rate of 300 new residents per day for the last 30 years. Beginning in 2015 that rate jumped to 800 people per day moving to our unique business and social ecosystem.

With Central Texas being the eighth largest craft beer market in the United States and the Liberty Hill/Georgetown area named the fastest growing cities in America, we are poised for exponential growth. Our goal is to provide a pleasant Hill Country experience where families can come for the weekend and relax, play and enjoy our hundred-year-old oak trees, pavilion and events center.

With our Hops and Grapes Brewpub, we'll offer unique beers and ales, Texas wines and BBQ that enjoy an excellent reputation in the local market. We'll periodically have concerts and events like car shows, weddings, reunions, and even sporting competitions on our 150,000 square feet of beautiful lawn.

Lazy Tree Ranch is the best place to make a lazy day a perfect day. Our co-founders look forward to working with you, the Wefunder community, to help accomplish our goals and leverage your experience in making Lazy Tree Ranch the most popular event center in Central Texas.

Thank you for your consideration. We look forward to meeting you at our Grand Opening or our first major event in the VIP tent.

Cheers!

Carl Braun & Michael A. De Santis

MEET THE FOUNDERS

Co-Founder





Carl Braun

Co Founder

Carl has a 35 yr business history starting in the movie theater business, radio and producing large concerts and events to the Internet business where he bought and sold multiple successful companies.

Mike De Santis

Co-Founder

Mike is a Master Electrician & Electrical Contractor with decades of experience in production and facilities management involving projects with dozens to hundreds of people.

DETAILS

– COLLAPSE ALL

How big is the market for an events center and brewpub in Central Texas?

Texas is the 8th largest craft beer market in the US and considered one of top markets for craft beer loyalty, that is, residents actively support dozens of private breweries, distilleries and wineries. Liberty Hill is the fastest growing city in the US with more than 10,000 homes platted or under construction within 15 miles of the facility. There is one banquet hall and one events ranch within 15 miles. The entire county has only three existing breweries. We are 40 minutes drive from Austin, 30 minutes from Georgetown (the second fastest growing city in the US)and 30 minutes from Lake LBJ and Marble Falls.

What gave you the idea to do a destination events center with a brewpub on it.

We had originally looked at purchasing another local production brewery. In our research we found that the most successful Texas breweries like Jester King were also destination locations, ranches with plenty of old oak trees, great views and of course excellent beer. Having the room to expand, plenty of parking and a location that could support large events became our focus. Another events center, located about an hour away and on 4 acres, holds weekly country concerts with 2,000+ attendees each weekend. While neither of us is competition for the other the demand for this type of venue is high.

How does Hops and Grapes play into this?

Hops and Grapes will be an independent brewpub and beer and wine retailer. It is leasing the property and equipment and purchasing supplies from Lazy Tree Ranch (Brewtex LLC). Investors are investing in Brewtex LLC DBA Lazy Tree Ranch. Our revenues come from property leases, concert ticket sales, events like weddings, family reunions, merchandise sales, brewing equipment leases and brewing supplies.

Who are your customers?

It is popular in Central Texas to take rides out into the country on the weekends and explore breweries, wineries and distilleries. We are located 1.4 miles from a major thoroughfare with three entry points to the property from the west, the east and northeast. We will take advantage of TXDot programs to install highway signs directing travelers to our property. Central Texas is a huge social media market and we have expert experience in marketing via social media. Our customers are largely 30-50 years of age, prosperous with an average annual income of $63,000. They love craft beer and many won't even consider drinking any brew that doesn't come from Texas. It's Texas thing.

What's your Cash Flow?

Cash on hand, monthly burn rate and short/mid term expenses. Our current Cash on hand is $9,000 as of end of March, 2017. Monthly burn rate will be around $2,500. We also have short/mid term expenses in building construction and equipment around $300k, and stage and grounds construction around $75k, and 50k in marketing, and $50k in operating expenses. The Cofounders Mike and Carl each have $50K in reserve to handle any contingencies.

What's new about what you're making? How is it different?

Lazy Tree Ranch, home of Hops and Grapes Brewpub is the first destination location of it's kind for forty miles in any direction and one of only two destination brewpubs of this size in the greater Austin Area. (The other is Jester King.) We are putting in a bark park, play area, disc golf course, soccer field, pitch and putt and beach volleyball court. Jester king has none of these yet is wildly successful. With these additions we are giving our guests activities for the family and even the family dog, all supervised by adults. We'll be THE Go To place for weekend family gatherings, reunions, and even weddings. A place where the family can get excellent beer and wine, terrific BBQ and something for the kiddos to do while mom and dad rest off a busy week.

What do you understand about your business that others don't get?

We studied the local market and spent three months working in a local brewery identifying their challenges, what they would have done differently and where the profit pain is coming from. We have spoken with other brewery owners and our own Dan Sartin Master Brewer has spent many years consulting with breweries on their challenges and helping fix them. We learned that the largest profit margins are in the tap room and that if you have enough space, a beautiful setting and activities for the entire family punctuated by excellent country music and great food you have a winner. For example at one local brewery we added food, tents, activities and good marketing and drove the Saturday tap room attendance 10X to 300 people over a five hour saturday afternoon. We're social media marketing experts, a powerful tool for success in this business.

What's your biggest risk? What keeps you up at night?

Unpredictable government interference keeps us up at night. Building your business according to the established codes and regulations is easy. We are fortunate in the Mike De Santis has many years working with government entities at the local, county, state and federal levels to obtain permits and compliance. Often times he knows the code better than the code enforcement folks themselves. Informing them they are wrong is an art form. We have already experienced unnecessary delays and bureaucratic overreach. This is just a fact of life but it does cost us unnecessary time and money. The unpredictability of it and the time involved in coming to an agreement and approval is frustrating and the stuff that keeps us up at night.

How will you make money?

Brewtex and Lazy Tree Ranch makes money from concerts, food, merchandise events, weddings, and from rentals. Brewtex is building the Hops and Grapes brewpub and H&G will pay Brewtex for rent, facilities, maintenance, utilities and purchase all of it's supplies from Brewtex. Driving traffic to the facility increases profitability for both H&G and Brewtex. Using the shopping center analogy, having a great anchor store increases traffic and profitability for all the other entities on the property. Hops and Grapes is that anchor store and while we cannot directly benefit from alcohol sales due to TABC laws and regulations we benefit in many ways from having the Hops & Grapes Brewery on our property and being their exclusive provider of service and materials.

How do you acquire customers?

Central Texas is the eighth largest craft beer market in the United States. Spending weekends in Hill Country visiting antique shops, breweries, wineries and distilleries is a Texas past time. Being able to do it with the family is a huge plus. There are several key components to a successful customer acquisition campaign.

1. Obtain the TEXDOT brewery signage for each direction in and around our facility. Having these signs increases drive-by traffic exponentially and they are inexpensive.

2. Conduct intense social media and word of mouth marketing campaigns. We are experts at this.

3. Bring in your local newspapers, event planners and local competitors in for a site visit and sampling of your food and beverages. Co-opetition is critical in making this work. Being friendly with local breweries, wineries and distilleries and cross-referring visitors spreads the wealth and makes coming out to Hill Country more of a full day event than a one-off trip to the country. We know each of our competitors very well and will have a great relationship.

4. We are extremely fortunate to be directly on the Austin Steam Train Associations vintage train run to Bertram, TX 2 miles away. The tracks literally run past our front gate. Getting them to stop at the facility or at a minimum establish a brewery tour train on the weekends could bring dozens to hundreds of new customers. If we have to we'll pick those folks up in vans, bring them to Lazy Tree and shuttle them to other local breweries and wineries nearby before getting them back to the train for the departure time. The train runs Friday through Sunday and is very popular.

5. Hops and Grapes Master Brewer was a classically trained brewer in Munich Germany. Having unique, tasty beers for visitors to sample is a natural draw for customers. Initially they will have commercially available craft beers until the brewpub is up, licensed and permitted (about 4 months). Once that kicks in Hops and Grapes will have it's own brews and it's own fan club. We see this at all local breweries. Jester King has sour beers, not all that poplar in the general sense yet they are crazy busy. Rentsch has German wheat beers, Bull Creek has only ales and stouts. Each has a group of fans that promote them and visit each weekend. Also you won't be able to get H&G branded beers anywhere but on our property for sale on or offsite in Growlers and Bombers. Having a brewpub vs a brewery license (our competitors) is a big initial advantage.

RISKS SPECIFIC TO LAZY TREE RANCH

1. We still need to construct the brewpub and stage on the property. Government inspections like Texas Commission on Environmental Quality and LCRA Lower Colorado River Authority could delay our opening of the brewpub but not delay our licensing to sell beer and food.

2. There are inherent risks because alcohol will be served on the property. We are going to great lengths to ensure no one underage or intoxicated is served. We are hiring off duty police officers and constables to patrol the property when open and during events. As food will also be sold on the property we will be liable... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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3rd

Carl Braun

Entrepreneur, Internet Recruitment Pioneer, Author

USRW LLC- USRoadwarriors.com • Georgian Court University

Austin, Texas Area • 500+

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After 10 years of growing Cross-Post LLC from zero to more than 250 clients we sold the company to Recruitology (Aftercollege Inc) in June 2016, I have begun work on two new projects: USRW LLC and Brewtex LLC. A...

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Carl's Articles

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If you keep doing what you're doing...
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October 27, 2016

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Experience

Publisher
USRW LLC- USRoadwarriors.com
Jul 2016 – Present • 10 mos
Round Rock Texas

Parent company of USRoadwarriors.com, DriverJobCenter.com, DiverseDriver.com, GirlsNTrucks.com and VeteranDriver.com. USRW is a lifestyle, careers, news and information sites for drivers and truckers. Leading the way to improve the image of drivers, truckers and transportation companies nationwide. Our niche diverse job boards provide employers with an opportunity to brand themselves as inclusive in their hiring practices by appealing to women, minorities and veterans, which represent the greatest employment growth opportunity in the industry.

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Managing Partner
Brewtex LLC dba Lazy Tree Ranch
Jul 2016 – Present • 10 mos
Liberty Hill, TX
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CEO
Cross-Post LLC
Mar 2006 – Jun 2016 • 10 yrs 4 mos
Austin, Texas Area
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President
DiversityInc Careers
Nov 2001 – Oct 2004 • 3 yrs
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Manager of Professional Staffing
St Paul Companies
1994 – 1996 • 2 yrs
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Education

Georgian Court University
BS, Economics, Business
1983 – 1985
Activities and Societies: Graduated with honors

Contact and Personal Info

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